As filed with the Securities and Exchange Commission on May 5, 2010

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARLEY-DAVIDSON, INC.

(Exact name of Registrant as specified in its charter)

Wisconsin	39-1382325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3700 West Juneau Avenue Milwaukee, Wisconsin	53208
(Address of principal executive offices)	(Zip Code)

HARLEY-DAVIDSON, INC. 2009 INCENTIVE STOCK PLAN

(Full title of the plan)

Mr. John A. Olin Senior Vice President and Chief Financial Officer 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 (414) 342-4680	Copy to: Patrick G. Quick, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
(Name, address and telephone number of agent for service)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.01 par value per share	20,111,060 shares	(1)
Preferred Stock Purchase Rights	20,111,060 rights	(1)	$33.59	(2)(3)	$675,530,505.40	(2)(3)	$48,165.33	(3)

(1)	Amount to be registered consists of an aggregate of 12,000,000 shares of Harley-Davidson, Inc. Common Stock (and related Preferred Stock Purchase Rights) to be issued pursuant to the grant or exercise of awards to participants under the Harley-Davidson, Inc. 2009 Incentive Stock Plan (the “2009 Plan”). Amount also includes 8,111,060 shares of Harley-Davidson, Inc. Common Stock (and related Preferred Stock Purchase Rights) in the aggregate representing shares carried forward from the Harley-Davidson, Inc. 2004 Incentive Stock Plan (the “2004 Plan”) in accordance with the provisions of the 2009 Plan or shares of Harley-Davidson, Inc. Common Stock (and related Preferred Stock Purchase Rights) in respect of awards granted under the 2004 Plan or the Harley-Davidson, Inc. 1995 Stock Option Plan that, in accordance with the provisions of the 2009 Plan, are available or may become available for new grants of equity awards under the 2009 Plan. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of Harley-Davidson, Inc. Common Stock (and related Preferred Stock Purchase Rights) that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2009 Plan.
(2)	Determined in accordance with Rules 457(c) and 457(h), the registration fee calculation is based on the average of the high and low prices of Harley-Davidson, Inc. Common Stock as reported on the New York Stock Exchange on May 4, 2010.
(3)	The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

PART I	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents constituting Part I of this Registration Statement will be sent or given to participants in the Harley-Davidson, Inc. 2009 Incentive Stock Plan (the “2009 Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by Harley-Davidson, Inc. (hereinafter referred to as the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended by Amendment No. 1 to Annual Report on Form 10-K/A filed May 5, 2010;

(b) The Company’s Current Reports on Form 8-K dated February 8, 2010, February 10, 2010, April 24, 2010 and April 29, 2010;

(c) The description of the Company’s common stock contained in Item 4 of the Company’s Registration Statement of Certain Successor Issuers on Form 8-B, dated June 21, 1991, including any amendment or report filed for the purpose of updating such description; and

(d) The description of the Company’s preferred stock purchase rights contained in Item 1 of the Company’s Registration Statement on Form 8-A, dated as of February 18, 2000, including any amendment or report filed for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Article V of the Company’s By-laws, as amended, requires that the Company must, to the fullest extent permitted or required by Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law (the “WBCL”), including any amendments to the WBCL (but only to the extent an amendment permits or requires the Company to provide broader indemnification rights than prior to the amendment), indemnify the Company’s directors and officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred in any proceedings to which any director or officer is a party because he or she is or was a director or officer. The Company must also indemnify an employee who is not a director or officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee. The Company may, but is not required to, supplement the rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of the directors, officers or employees, whether or not the Company would be required or permitted to indemnify or allow expenses to a director, officer or employee.

The indemnification provided by the WBCL and the Company’s by-laws, as amended, is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the indemnification provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the liabilities and expense.

The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 5, 2010.

HARLEY-DAVIDSON, INC.

By:	/s/ KEITH E. WANDELL
Keith E. Wandell President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John A. Olin, Mark Kornetzke and Gail A. Lione, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ KEITH E. WANDELL Keith E. Wandell	President, Chief Executive Officer and Director (principal executive officer)	May 5, 2010

/s/ JOHN A. OLIN John A. Olin	Senior Vice President and Chief Financial Officer (principal financial officer)	May 5, 2010

/s/ MARK R. KORNETZKE Mark R. Kornetzke	Chief Accounting Officer (principal accounting officer)	May 5, 2010

/s/ BARRY K. ALLEN Barry K. Allen	Chairman and Director	May 5, 2010

/s/ RICHARD I. BEATTIE Richard I. Beattie	Director	May 5, 2010

/s/ MARTHA F. BROOKS Martha F. Brooks	Director	May 5, 2010

/s/ GEORGE H. CONRADES George H. Conrades	Director	May 5, 2010

/s/ JUDSON C. GREEN Judson C. Green	Director	May 5, 2010

/s/ DONALD A. JAMES Donald A. James	Director	May 5, 2010

/s/ SARA L. LEVINSON Sara L. Levinson	Director	May 5, 2010

/s/ N. THOMAS LINEBARGER N. Thomas Linebarger	Director	May 5, 2010

/s/ GEORGE L. MILES, JR. George L. Miles, Jr.	Director	May 5, 2010

/s/ JAMES A. NORLING James A. Norling	Director	May 5, 2010

/s/ JOCHEN ZEITZ Jochen Zeitz	Director	May 5, 2010

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4.1	Restated Articles of Incorporation as amended through August 21, 2000 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 1-9183))

4.2	Harley-Davidson, Inc. By-Laws, as amended through February 11, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated February 10, 2010 (File No. 1-9183)).

4.3	Form of Rights Agreement between the Registrant and Firstar Bank, N.A. dated February 17, 2000 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-A dated February 18, 2000 (File No. 1-9183)).

4.4	Form of Rights Agent Agreement between the Registrant and Computershare Investor Services, LLC (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-9183)).

4.5	Harley-Davidson, Inc. 2009 Incentive Stock Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on April 3, 2009 (File No. 1-9183)).

4.6	3-Year Credit Agreement dated as of April 29, 2010 among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent and global swing line lender (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated April 29, 2010 (File No. 1-9183))

4.7	364-Day Credit Agreement dated as of April 29, 2010 among the Company, certain subsidiaries of the Company, the financial institutions parties thereto and JPMorgan Chase Bank, N.A., as global administrative agent (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated April 29, 2010 (File No. 1-9183))

4.8	Loan and Servicing Agreement, dated as of April 30, 2009, by and among certain subsidiaries of the Company, the financial institutions from time to time party thereto as lenders and administrative agents, JPMorgan Chase Bank, N.A. as Syndication Agent and Program Agent and Citicorp North America, Inc. as Syndication Agent (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated April 30, 2009, as amended on August 17, 2009 (File No. 1-9183))

Exhibit Number	Description

4.9	Amended and Restated Receivables Sale Agreement, dated as of April 30, 2009, by and between certain subsidiaries of the Company (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K dated April 30, 2009, as amended on August 17, 2009 (File No. 1-9183))

4.10	Amendment No. 1 to Loan and Servicing Agreement dated as of April 29, 2010 by and among certain subsidiaries of the Company, various institutions party thereto as lenders and agents and JPMorgan Chase Bank, N.A. as, among other things, Program Agent (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated April 29, 2010 (File No. 1-9183))

4.11	Letter Agreement dated as of April 29, 2010 by and among certain subsidiaries of the Company, various institutions party thereto as lenders and agents and JPMorgan Chase Bank, N.A. as, among other things, an Administrative Agent, relating to Amendment No. 1 to Loan and Servicing Agreement (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K dated April 29, 2010 (File No. 1-9183))

4.12	Indenture to provide for the issuance of indebtedness dated as of November 21, 2003 between Harley-Davidson Funding Corp., Issuer, Harley-Davidson Financial Services, Inc. and Harley-Davidson Credit Corp., Guarantors, to BNY Midwest Trust Company, Trustee (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Annual Report of Form 10-K for the year ended December 31, 2005 (File No. 1-9183))

4.13	Trust Agreement dated as of April 15, 2009 between Harley-Davidson Customer Funding Corp. (“HDCFC”) and Wilmington Trust Company (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 12, 2009 (File No. 1-9183))

4.14	Indenture dated as of May 1, 2009 between the Harley-Davidson Motorcycle Trust 2009-1 (the “Trust”) and The Bank of New York Mellon Trust Company, N.A. (the “Indenture Trustee”) (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated May 12, 2009 (File No. 1-9183))

Exhibit Number	Description

5	Opinion of Foley & Lardner LLP.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5).

23.2	Consent of Ernst & Young, LLP.

24	Power of Attorney (contained on the signature page hereto).